SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – February 20, 2007

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-24341	54-18652710
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Bala Plaza, Suite 300 Bala Cynwyd, Pennsylvania		19004
(Address of Principal Executive Offices)		(Zip Code)

(610) 660-7817

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operation and Financial Condition.

On February 20, 2007, Central European Distribution Corporation (the “Company”) issued a press release announcing, among other things, guidance for 2007. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

On February 12, 2007, the Company announced that Carey Agri, its wholly owned subsidiary, had performed a tender offer (the “Tender Offer”) in Poland to purchase 2,536,699 shares of Polmos Bialystock S.A. The publicly traded shares of Polmos Bialystock S.A. will be delisted following the Tender Offer. In connection with the Tender Offer, the Company will finance the $86.8 million purchase price for the shares through a draw down on its existing Amended Credit Facility (the “Amended Credit Facility”), and an Amended Bank Guarantee (the “Amended Bank Guarantee”), dated January 16, 2007, by and among Carey Agri and Fortis Bank SA/NV, Austrian Branch. On February 14, 2007, the Company drew down approximately $87.6 million under the Amended Credit Facility.

The foregoing disclosure is qualified in its entirety by reference to the description of the original Credit Facility and Bank Guarantee, dated October 12, 2006, between Carey Agri and Fortis Bank contained in the 8-K filed by the Company on October 18, 2006 and the Amended Credit Facility and Amended Bank Guarantee, contained in the 8-K filed by the Compny on January 22, 2007, which such description is incorporated herein by reference.

Item 8.01.	Other Events.

The disclosure applicable to this item is included in Item 2.03 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated February 20, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Central European Distribution Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

	By:	/s/ Chris Biedermann
Chris Biedermann
Vice President and Chief Financial Officer

Date: February 20, 2007